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                                                                    EXHIBIT 99.2



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       The Right to Exercise Warrants Expires on August 25, 1997, at 5:00
       P.M. New York City Time.
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                           IBIS TECHNOLOGY CORPORATION

                              32 Cherry Hill Drive
                          Danvers, Massachusetts 01923
                                 (508) 777-4247

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                       NOTICE OF REDEMPTION OF REDEEMABLE
                         COMMON STOCK PURCHASE WARRANTS

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                                                                   July 24, 1997
To the Holders of Publicly Traded Redeemable
Common Stock Purchase Warrants
of Ibis Technology Corporation:

         NOTICE IS HEREBY GIVEN pursuant to Section 9 of that certain Warrant Agreement, dated as of May 20, 1994 (the "Warrant Agreement"), between Ibis Technology Corporation (the "Company") and Continental Stock Transfer & Trust Company (the "Warrant Agent"), that the Company will redeem all of its outstanding publicly traded Redeemable Common Stock Purchase Warrants (the "Warrants") on August 26, 1997 (the "Redemption Date"), at a redemption price of $.20 per Warrant. Accordingly, holders of Warrants desiring to exercise their Warrants must do so prior to the Exercise Termination Time (as such term is defined below).

         As a result of the occurrence of certain previous events which triggered the anti-dilution provisions of the Warrants, each Warrant currently entitles the registered holder thereof to acquire 1.044 shares of the Company's common stock, $.008 par value per share (the "Common Stock"), at a price of $8.05 per share. In lieu of having the Company redeem a registered holder's Warrants, such registered holder shall have the right, exercisable in the manner provided in the Warrant Agreement, to exercise such holder's Warrants. On July 16, 1997, the average closing bid price for the Company's Common Stock as reported by the Nasdaq National Market for 20 consecutive trading days exceeded $10.50 per share.

         THE RIGHT TO EXERCISE THE WARRANTS SHALL TERMINATE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 25, 1997 (THE "EXERCISE TERMINATION TIME"). Any holder who wishes to exercise its, his or her Warrants must exercise such Warrants prior to the Exercise Termination Time.


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         The Warrants may be exercised upon surrender of the certificates evidencing the Warrants with the "Subscription Form" on the reverse side of the certificate filled out and executed as indicated, accompanied by the payment of the full exercise price for the shares of Common Stock being acquired upon the exercise of the Warrant, all of which must be received by the Warrant Agent on or prior to the Exercise Termination Time at the following address:

                  Continental Stock Transfer & Trust Company
                  2 Broadway
                  New York, New York  10004
                  (212) 509-4000

         While the Warrants permit the payment to be made in the form of cash or certified check, it is suggested that cash not be used as a form of payment. CHECKS SHOULD BE MADE PAYABLE TO "CONTINENTAL STOCK TRANSFER & TRUST COMPANY AGENT IBIS TECHNOLOGY CORPORATION." Upon exercise of the Warrants, fractional shares shall be treated pursuant to Section 4(c) of the Warrant Agreement.

         Holders exercising their Warrants must fill out and execute the Subscription Form exactly as indicated, including completing the number of Warrants being exercised and providing their Social Security number or tax identification number.

         If a holder elects not to exercise its, his or her Warrants by the Exercise Termination Time, such holder shall receive payment thereafter of the redemption price of $.20 per Warrant by delivery of the certificate or certificates representing the Warrants to the Warrant Agent at the above address. Upon the Warrant Agent's receipt of a certificate or certificates representing Warrants not being exercised or not exercised by the Exercise Termination Time, the Warrant Agent will mail a check for the aggregate redemption price of the Warrants evidenced thereby to the registered holder of the Warrants at the address specified by such holder, or if no address is so specified, at the last address of the holder as shall then appear on the records of the Warrant Agent.

         The method of delivery of certificates representing Warrants to the Warrant Agent is at the election and risk of the holder, but delivery will be deemed effective only when actually received by the Warrant Agent. If such delivery is by mail, it is suggested that the holder use properly insured registered mail with return receipt requested.

         Josephthal Lyon & Ross Incorporated is the Company's exclusive third-party warrant solicitation agent and shall receive the commission contemplated by Section 4(b) of the Warrant Agreement, subject to the conditions contained therein.

         Inquiries and requests for assistance may be directed to your broker or other advisors, or to Ibis Technology Corporation, 32 Cherry Hill Drive, Danvers, Massachusetts 01923, ATTENTION: Timothy J. Burns, Chief Financial Officer, (508) 777-4247. WARRANT CERTIFICATES AND PAYMENTS OF THE EXERCISE PRICE SHOULD NOT BE SENT TO THE COMPANY; THEY SHOULD BE SENT DIRECTLY TO THE WARRANT AGENT AT THE ADDRESS SET FORTH ABOVE.



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         The Company reserves full discretion to determine whether the documentation with respect to exercised Warrants is complete and generally to determine all questions as to exercise, including the date and hour of receipt of an exercise, the propriety of execution of any document and other questions as to the eligibility or acceptability of any exercise. The Company reserves the right to reject any exercise not set in proper form or to waive any irregularities or conditions, and the Company's interpretation of these instructions will be final. All improperly exercised Warrants will be returned, unless irregularities are waived, without cost to the exercising warrantholder.

         HOLDERS OF WARRANTS ARE ENCOURAGED TO CONTACT THEIR BROKERS OR OTHER ADVISORS REGARDING THE WARRANT REDEMPTION.




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